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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

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                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):

                               DECEMBER 22, 1998


                                   CMGI, INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                    0-22846                04-2921333
(State or other jurisdiction    (Commission File         (IRS Employer
       of incorporation)             Number)          Identification No.)


              100 BRICKSTONE SQUARE, ANDOVER, MASSACHUSETTS 01810
             (Address of principal executive offices and zip code)

                                (978) 684-3600
              Registrant's telephone number, including area code:

                        CMG INFORMATION SERVICES, INC.
         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.  OTHER EVENTS.

  On December 22, 1998, CMGI, Inc. (the "Company") issued 50,000 shares of its newly designated Series B Convertible Preferred Stock to RGC International Investors, LDC and RGC Investments II, L.P. (together the "Investors"). The shares were sold in a private placement pursuant to Regulation D under the Securities Act of 1933, as amended.

  The rights and preferences of the Series B Convertible Preferred Stock are as set forth in a Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock which was filed with the Secretary of State of the State of Delaware on December 22, 1998 and is attached as part of the Company's Restated Certificate of Incorporation, as amended, which is filed as an exhibit hereto. The Series B Convertible Preferred Stock may be converted into shares of the Company's common stock at a fixed price (116% of the average closing price for the Company's common stock for the three trading days preceding December 21, 1998) for one year or until the earlier occurrence of certain specified events. Under certain circumstances, the Company has the option to redeem the Series B Convertible Preferred Stock. After one year or the earlier occurrence of certain specified events, if the Series B Convertible Preferred Stock has not been redeemed, the conversion price is based upon a formula which is tied to the undiscounted market price of the Company's common stock. Subject to waiver by the Company, there is a maximum number of shares of the Company's common stock into which the Series B Convertible Preferred Stock may convert. The Series B Convertible Preferred Stock automatically converts into Common Stock on December 22, 2000.

  Pursuant to the Registration Rights Agreement entered between the Company and the Investors the Company is obligated to file with the Securities and Exchange Commission, no later than February 5, 1999, a Registration Statement on Form S-3 to register for resale the shares of the Company's common stock which may be acquired upon conversion of shares of the Series B Preferred Stock purchased by the Investors in this private placement.

  The Company's press release announcing the sale of the Series B Convertible Preferred Stock as well as the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock, the Securities Purchase Agreement between the Company and the Investors, dated December 21, 1998, and the Registration Rights Agreement are filed as exhibits to this Current Report on Form 8-K. This summary description of the transaction is qualified in its entirety by reference to the documents filed as exhibits hereto.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

  (c)  Exhibits

          99.1 Securities Purchase Agreement, dated December 21, 1998, by and among CMGI, Inc. and RGC International Investors, LDC and RGC Investments II, L.P.

          99.2 Registration Rights Agreement, dated December 21, 1998, by and among CMGI, Inc. and RGC International Investors, LDC and RGC Investments II, L.P.

          99.3 Restated Certificate of Incorporation of the Registrant, as amended through and including the filing of the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock.

          99.4  Press Release issued by CMGI, Inc. on December 22, 1998.

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                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January  7, 1999                   CMGI, INC.



                                   By: /s/ Andrew J. Hajducky
                                       ---------------------------
                                       Andrew J. Hajducky III, CPA
                                       Chief Financial Officer and Treasurer

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                                 EXHIBIT INDEX
                                 -------------

99.1 Securities Purchase Agreement, dated December 21, 1998, by and among CMGI, Inc. and RGC International Investors, LDC and RGC Investments II, L.P.

99.2 Registration Rights Agreement, dated December 21, 1998, by and among CMGI, Inc. and RGC International Investors, LDC and RGC Investments II, L.P.

99.3 Restated Certificate of Incorporation of the Registrant, as amended through and including the filing of the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock.

99.4  Press Release issued by CMGI, Inc. on December 22, 1998.